Exhibit 99.1

                 Jaco Electronics Reports Fiscal 2007
        Fourth Quarter EPS from Continuing Operations of $0.06


    HAUPPAUGE, N.Y.--(BUSINESS WIRE)--Sept. 27, 2007--Jaco
Electronics, Inc. (Nasdaq: JACO):




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Conference Call:     September 27, 2007 at 10:00 a.m. ET
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Webcast:
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    Jaco Electronics, Inc. (Nasdaq: JACO), a distributor and
integrator of electronic components and flat panel display solutions
(FPD), today reported results for its 2007 fiscal year and fourth quarter as summarized below.



   Summary of Fiscal 2007 Fourth Quarter and Twelve Months Results
               ($ in thousands, except per-share data)
                                  Three Months     Twelve Months Ended
                                 Ended June 30,          June 30,
----------------------------------------------------------------------
                                 2007      2006      2007      2006
-------------------------------=========-=========-=========-=========
Net sales                      $ 54,734  $ 67,046  $240,232  $228,521
----------------------------------------------------------------------
Gross profit                      8,772     8,641    33,725    30,205
----------------------------------------------------------------------
Selling, general and
 administrative expenses          7,727     7,332    30,850    28,082
----------------------------------------------------------------------
Operating income                  1,045     1,309     2,875     2,123
----------------------------------------------------------------------
Interest expense                    659       878     2,789     2,618
----------------------------------------------------------------------
Income (loss) from continuing
 operations, before taxes           386       431        85      (495)
----------------------------------------------------------------------
Net income (loss) from
 continuing operations (1)          408       416        62    (6,962)
----------------------------------------------------------------------
Diluted income (loss) per
 share from continuing
 operations                    $   0.06  $   0.07  $   0.01  $  (1.11)
----------------------------------------------------------------------
Loss from discontinued
 operations, net of taxes (2)    (3,183)        -    (3,183)        -
----------------------------------------------------------------------
Diluted loss per share from
 discontinued operations       $  (0.50) $      -  $  (0.50) $      -
----------------------------------------------------------------------
Diluted loss (income) per
 share                         $  (0.44) $   0.07  $  (0.49) $  (1.11)
----------------------------------------------------------------------





(1) In the twelve month period ended June 30, 2006, $6,610,500 was added to Jaco's income tax provision to reduce the carrying value of the Company's deferred tax asset to zero.

(2) In the three and twelve month periods ended June 30, 2007, Jaco recorded a loss from discontinued operations, net of taxes, of $3,183,000, or $0.50 per diluted share, related to the determination by Company management that the note receivable from its sale of Nexus Custom Electronics, Jaco's former contract manufacturing subsidiary (divested in 2004), has been impaired and it has reduced the carrying value of the note receivable and all other amounts arising from the sale of Nexus to $0 during fiscal 2007.


    Commenting on the results, Jaco's Chairman and Chief Executive Officer Joel Girsky, stated, "While fourth quarter net sales declined relative to the year ago period, gross profit margins rose significantly and gross profit dollars increased slightly, reflecting the change in product mix from last year's fourth quarter, specifically a reduction in sales through logistics programs. In addition, operating results benefited from lower interest expense related to the new $55.0 million, three-year senior secured credit facility with a syndicate of financial institutions led by CIT Capital Securities, LLC, which closed earlier this year. On a sequential basis, we generated improvement in net sales, gross profit, operating income and earnings from continuing operations, compared with fiscal third quarter results.

    "For fiscal 2007, Jaco's net sales increased 5.1% to approximately $240 million, with gross profit tracking at approximately 14.0% of sales, versus 13.2% the prior year. Our logistics programs and growth in flat panel gross margins combined to deliver the overall margin increase during the year. These factors drove a nearly 12% rise in gross profit dollars in fiscal 2007, compared with fiscal 2006 results.

    "While we recorded lower sales in fiscal 2007 compared with fiscal 2006 related to our work in the electronic voting machine industry, our flat panel display sales and integration group achieved growth in other areas enabling us to fully offset the reduction in voting machine sales. Net sales generated by Jaco's value-added logistics services, which serve and support global contract manufacturers, increased by 26.5% in fiscal 2007 over fiscal 2006 levels, benefiting from an especially strong first half of fiscal 2007. We continue to see significant potential in Asia as an area of future growth.

    "Early in the first quarter of fiscal 2008, we announced two significant FPD agreements. In August 2007, we announced a three-year, multi-million dollar agreement with IdleAire to manufacture environmentally friendly flat panel truckstop service modules. We also entered into a distribution agreement with Dawar, a manufacturer of touch screens, keypads and other flat panel products. Both of these agreements are expected to position Jaco to build upon the success of our FPD integration and distribution sales over the near- and long-term."

    About Jaco Electronics

    Jaco is a leading distributor of electronic components to industrial OEMs and contract manufacturers. Jaco distributes products such as semiconductors, capacitors, resistors, electromechanical devices, flat panel displays (FPD) and power supplies, which are used in the manufacture and assembly of electronic products, including: telecommunications equipment, computers and office equipment, medical devices and instrumentation, industrial equipment and controls, military/aerospace systems and automotive and consumer electronics.

    Jaco has two distribution centers, a recently opened warehouse in Singapore, and 16 strategically located sales offices throughout the United States. The Company operates an in-house FPD integration center housing its engineering and manufacturing staff and operations. The integration center enhances Jaco's ability to provide customers with unique value-added display solutions and a "one-stop" source for their FPD supply and integration requirements. In addition to customized FPD solutions, Jaco provides a variety of value-added services including automated inventory management services and assembling stock items for customers into pre-packaged kits.

    "Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995:

    This press release provides historical information and includes forward-looking statements. Although we believe that the expectations in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to have been correct. The forward-looking statements are based upon a number of assumptions and estimates that, while considered reasonable by our management, are inherently subject to significant business, economic and competitive risks, uncertainties and contingencies which are beyond our control, and upon assumptions with respect to future business decisions which are subject to change. Accordingly, the forward-looking statements are only an estimate, and actual results will vary from the forward-looking statements, and these variations may be material. Consequently, the inclusion of the forward-looking statements should not be regarded as a representation by us of results that actually will be achieved. Forward-looking statements are necessarily speculative in nature, and it is usually the case that one or more of the assumptions in the forward-looking statements do not materialize. Investors are cautioned not to place undue reliance on the forward-looking statements. We caution that, among others, the factors below, which are discussed in our Annual Report on Form 10-K for the fiscal year ended June 30, 2007, as amended, and in our other filings with the Securities and Exchange Commission, could cause our results to differ materially from those stated in the forward-looking statements. These factors include (i) the highly cyclical nature of our industry and the adverse impact of downturns in our industry; (ii) our dependence on a limited number of suppliers for the products we distribute and most of our distribution agreements are cancelable upon short notice; (iii) the market for our products is very competitive and our industry is subject to rapid technological change; (iv) our dependence on individual purchase orders and absence of long-term supply agreements exposes us to customer cancellations, reductions or delays; (v) our substantial leverage and debt service obligations;
(vi) a significant and growing portion of our business is in non-U.S. locations, particularly Asia, and failure to expand in Asia could adversely affect our sales while our dependence on foreign manufacturers exposes us generally to political and economic risks;
(vii) volatility in the pricing of electronic components; (viii) disruptions in transportation of our products by third party carriers;
(ix) potential warranty and/or product liability risks inherent in the products we sell; and (x) our dependence on the continued service of key members of our management and technical personnel.



               JACO ELECTRONICS, INC. AND SUBSIDIARIES
           Condensed Consolidated Statements of Operations
              ($ in thousands, except per share amounts)

                         Three months ended      Twelve months ended
                              June 30,                June 30,
                       ----------------------- -----------------------
                             (unaudited)              (audited)
                          2007        2006        2007        2006
                       ----------  ----------  ----------  ----------
Net sales              $   54,734  $   67,046  $  240,232  $  228,521
                       ----------- ----------- ----------- -----------
Gross profit                8,772       8,641      33,725      30,205
Selling, general &
 administrative
Expenses                    7,727       7,332      30,850      28,082
                       ----------- ----------- ----------- -----------
Operating income            1,045       1,309       2,875       2,123
Interest expense              659         878       2,789       2,618
                       ----------- ----------- ----------- -----------
Income (loss) from
 continuing operations
 before income taxes          386         431          85        (495)

Income tax (benefit)
 provision                    (22)         15          23       6,467
                       ----------- ----------- ----------- -----------

Net income (loss) from
 continuing operations
 (1)                          408         416          62      (6,962)
                       ----------- ----------- ----------- -----------

Loss from discontinued
 operations, net of
 taxes (2)                 (3,183)         --      (3,183)         --
                       ----------- ----------- ----------- -----------

Net (loss) income      $   (2,775) $      416  $   (3,121) $   (6,962)
                       =========== =========== =========== ===========

Per share information:


Diluted net income
 (loss) per common
 share from continuing
 operations            $     0.06  $     0.07  $     0.01  $    (1.11)
                       =========== =========== =========== ===========

Diluted loss per
 common share from
 discontinued
 operations            $    (0.50) $       --  $    (0.50) $       --
                       =========== =========== =========== ===========

Diluted loss
 (earnings) per common
 share                 $    (0.44) $     0.07  $    (0.49) $    (1.11)
                       =========== =========== =========== ===========

Weighted average
 common shares
 outstanding

      Basic             6,294,332   6,294,332   6,294,332   6,282,601
                       =========== =========== =========== ===========

      Diluted           6,315,464   6,381,941  6,360,216    6,282,601
                       =========== =========== =========== ===========





(1) In the twelve month period ended June 30, 2006, $6,610,500 was added to Jaco's income tax provision to reduce the carrying value of the Company's deferred tax asset to zero.

(2) In the three and twelve month periods ended June 30, 2007, Jaco recorded a loss from discontinued operations, net of taxes, of $3,183,000, or $0.50 per diluted share, related to the determination by Company management that the note receivable from its sale of Nexus Custom Electronics, Jaco's former contract manufacturing subsidiary (divested in 2004), has been impaired and it has reduced the carrying value of the note receivable and all other amounts arising from the sale of Nexus to $0 during fiscal 2007.




       Summary Balance Sheet
        As of June 30, 2007
             (audited)               Supplemental Financial Statistics
Accounts Receivable                  Per Share Price (9/26/07)
 (net)                   $35,752,000                             $1.95
Inventories (net)                    Book Value Per Diluted
                         $30,365,000  Share                      $5.05
                                     Tangible Book Value Per
                                      Diluted Share              $1.05
Revolving Credit
 Facility                $37,719,000
Accounts Payable and
Accrued Expenses         $24,004,000
Shareholders' Equity     $32,115,000



    CONTACT: Jaco Electronics, Inc.
             Jeffrey D. Gash, 631-273-5500
             Chief Financial Officer
             jgash@jacoelect.com
             or
             Jaffoni & Collins Incorporated
             Joseph N. Jaffoni / Robert L. Rinderman, 212-835-8500 jaco@jcir.com